Exhibit 10.2

CONFIDENTIAL

RESTRICTIVE COVENANT AGREEMENT

THIS RESTRICTIVE COVENANT AGREEMENT (this “Agreement”), is entered into effective as of April 21, 2026, by and among Superfoods Seller LLC, a Delaware limited liability company (“Seller”), Dennis Botts, an individual (“DB”), Amy Botts, an individual (“AB”), Jerry Collins, an individual (“JC”) and Mark Miller (“MM”, together with DB, AB and JC, the “Seller Members”, collectively with Seller, the “Seller Parties”, and each, a “Seller Party”), and Laird Superfood, Inc., a Nevada corporation (“Buyer”). Unless the context otherwise requires, each Seller Party and Buyer are referred to herein individually as a “Party” and collectively, as the “Parties.” Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, concurrently with the execution and delivery of this Agreement, (a) Terrasoul Superfoods, LLC, a Texas limited liability company (the “Company”), (b) Seller and (c) Buyer are entering into that certain Securities Purchase Agreement (the “Purchase Agreement”), for the purpose of, among other things, Buyer acquiring from Seller all of the Company Membership Interests, which constitute all of the issued and outstanding Equity Interests of the Company, upon the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, simultaneously with the execution and delivery of the Purchase Agreement, and as an express condition of and inducement to Buyer’s willingness to enter into the Purchase Agreement, Buyer desires to enter into this Agreement with the Seller Parties, upon the terms and subject to the conditions set forth herein; and

WHEREAS, in consideration of the benefits the Seller Parties are to receive as a result of the Purchase Agreement, simultaneously with the execution and delivery of the Purchase Agreement, each Seller Party desires to enter into this Agreement with Buyer, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, the Parties agree as set forth below:

1.         Acknowledgments.

(a)         Each Seller Party acknowledges and agrees that Buyer entered into the Purchase Agreement to purchase the goodwill of and acquire all of the Company Membership Interests, including acquiring the Seller Parties’ goodwill and each Seller Member’s indirect ownership interests in the Company.

(b)         The Parties acknowledge that (i) the covenants and agreements of the Seller Parties set forth in this Agreement are reasonable with respect to their duration and scope, (ii) Buyer and its Subsidiaries will be irreparably harmed and there will be no adequate remedy at law for a violation of any of such covenants and agreements, (iii) such covenants and agreements are reasonable and necessary for the protection and preservation of the value and the goodwill of the business of Buyer and its Subsidiaries (including, following the Closing, the Company), and (iv) each Seller Party is receiving (directly or indirectly) substantial proceeds and other substantial benefits in connection with the Transactions, and Buyer would not have agreed to consummate the Transactions unless each Seller Party agreed to be bound by the terms of this Agreement.

2.         Non-competition; Non-solicitation.

(a)         As used herein, the term “Restriction Period” means (i) with respect to DB, AB and JC, the five (5)-year period running from and after the Closing Date through and including the fifth (5th) anniversary of the Closing Date and (ii) with respect to MM, the (3)-year period running from and after the Closing Date through and including the third (3rd) anniversary of the Closing Date.

(b)         In consideration of this Agreement and the Purchase Agreement, and in order to protect the legitimate business interests of Buyer and its Subsidiaries (including, following the Closing, the Company) and the goodwill of the Company, each Seller Party covenants and agrees that during the Restriction Period, such Seller Party shall not, directly or indirectly (whether by itself or herself, through an Affiliate, in partnership or conjunction with, or as an employee, officer, director, manager, member, owner, consultant or agent of, any other Person or otherwise):

(i)         own, manage, operate, control, invest or acquire an interest in, or otherwise engage in or participate in, whether as a proprietor, partner, stockholder, member, lender, director, officer, employee, joint venturer, investor, lessor, supplier, agent or representative, any Competitive Business (as defined below) anywhere in the Market (as defined below), without regard to (A) whether the Competitive Business has its principal place of business, office or other business facilities within or without the Market, or (B) whether such Seller Party resides, or reports to an office, within or without the Market; or

(ii)         solicit, entice, encourage or influence, or attempt to solicit, entice, encourage or influence, any Business Relation to adversely alter, reduce or terminate its business relationship with the Company.

(c)         The term “Competitive Business” as used herein shall mean any business or venture that is directly competitive with the Business by virtue of sourcing, manufacturing, marketing, distributing and/or selling one or more of the food products listed in Schedule A attached hereto. Notwithstanding the foregoing and for avoidance of doubt, “Competitive Business” expressly excludes all of the activities described on Schedule B attached hereto. The term “Business Relation” means any customer or supplier of Buyer or any of its Subsidiaries (including, following the Closing), including any Person who has been a customer or supplier of Buyer or any of its Subsidiaries (including, following the Closing, the Company) at any time during the twelve (12)-month period immediately prior to the time of such solicitation, enticement, encouragement or influencing) that such Seller Party knows, or reasonably should have known, was a customer or supplier of Buyer or any of its Subsidiaries (including, following the Closing, the Company).

(d)         The term “Market” shall mean anywhere in the world.

(e)         Notwithstanding anything contained herein to the contrary, no breach of the covenants contained in Section 2(b) shall result from the ownership by such Seller Party or such Seller Party’s Affiliates, directly or indirectly, of Equity Interests of a company listed on any national securities exchange or traded actively in the national over-the-counter market, in an amount not exceeding five percent (5.0%) of the issued and outstanding voting Equity Interests of any such company so long as such Seller Party or such Seller Party’s Affiliates do not have any active participation in the business of such company.

(f)         In consideration of this Agreement and the Purchase Agreement, and in order to protect the legitimate business interests of Buyer and its Subsidiaries (including, following the Closing, the Company) and the goodwill of the Company, each Seller Party covenants and agrees that, during the Restricted Period, such Seller Party shall not, without the express written approval of Buyer, directly or indirectly, either for itself or herself or any other Person (i) solicit, induce or attempt to solicit or induce any (A) employee, manager or director or (B) known consultant or advisor, in each case, of Buyer or its Subsidiaries (including, following the Closing, the Company) to leave the employment, engagement or service with Buyer or its Subsidiaries (including, following the Closing, the Company) or (ii) employ, or otherwise engage as an employee, consultant, independent contractor or otherwise, any (A) employee, manager or director or (B) known consultant or advisor, in each case, of Buyer or its Subsidiaries (including, following the Closing, the Company). The placing of general advertisements in newspapers, magazines or electronic media which are not specifically aimed at Buyer or its Subsidiaries (including, following the Closing, the Company) or employees of Buyer or its Subsidiaries (including, following the Closing, the Company) shall not, in itself, constitute a breach of this paragraph.

(g)         With respect to any Seller Party, the Restriction Period shall be tolled during (and shall be deemed automatically extended by) any period in which such Seller Party is in violation of the provisions of this Section 2 to the extent permitted by applicable Law.

3.         Non-disparagement.

Each Party agrees that such Party will not, at any time, whether in writing (electronically or otherwise) or orally, malign, denigrate, or disparage or intentionally cause to propagate any disparaging information about the other Parties or any of their respective Affiliates, or its or their current or former directors, officers, employees, shareholders, partners, members, agents or representatives with respect to any of their respective past or present activities, or otherwise publish, whether in writing (electronically or otherwise) or orally, statements that malign, denigrate, or disparage any of the aforementioned parties. This provision shall not in any way prohibit any Party from making true statements (a) that are necessary in order to defend itself in any third-party litigation or other dispute, or as otherwise required by applicable Law or (b) in connection with confidential proceedings to exercise or enforce any such Party’s rights under this Agreement, the Purchase Agreement or any other Ancillary Agreement.

4.         Nondisclosure of Confidential Information.

From and after the Closing, each Seller Party will treat as confidential and will not use or disclose to others, any confidential information of Buyer and its Subsidiaries (including, following the Closing, the Company). Each Seller Party acknowledges that confidential information of Buyer and its Subsidiaries (including, following the Closing, the Company) shall include sourcing relationships, Amazon account data, operating instructions, training manuals, customer lists, customer buying records and habits, product sales records and documents, product development, marketing and sales strategies, market surveys, marketing plans, profitability analyses, product cost, long-range plans, information relating to pricing, competitive strategies and new product development, information relating to any forms of compensation or other personnel-related information (other than information relating to a Seller Member’s own compensation), contracts, formulas and supplier lists of the Company, and that such confidential information is important to the business and the value of Buyer and its Subsidiaries (including, following the Closing, the Company). After reasonable notice to the Company and after the Company has had an opportunity to seek an appropriate protective order (if permitted by applicable Law), each Seller Party shall be permitted to make such disclosures to the public or to any Governmental Authority to the extent required by a court order or if otherwise required by applicable Law. Notwithstanding anything to the contrary in this Section 4, the Seller Parties shall not be restricted in their use or disclosure of any information to the extent that: (a) such information has otherwise been made public through no fault or action of any Seller Party; (b) such Seller Party is required by applicable Law to divulge or disclose any such information, in which case such party shall, to the extent legally permissible, promptly notify Buyer in writing in advance of disclosing such information and use commercially reasonable efforts to cooperate with Buyer (at Buyer’s sole expense) to limit such disclosure to the extent so required by applicable Law; (c) such Seller Party can demonstrate that information is or has been independently developed or conceived by such Seller Party after the date hereof without use of confidential or proprietary information of the Company, which shall include any information of the Company of which such party became aware through such Seller Party’s equity ownership in the Company; (d) such information is or has been made known or disclosed to such party after the date hereof by a third party without a breach of any obligation of confidentiality such third party may have to the Company, (e) such information as is reasonably necessary for enforcing such Seller Party’s rights hereunder, or (f) such information constitutes Residual Information with respect to such Person.

5.         Release.

The Parties acknowledge and agree that they have the respective rights and obligations set forth in Section 8.10 of the Purchase Agreement as Seller Released Parties, Seller Releasing Parties, Buyer Released Parties and Buyer Releasing Parties, respectively.

6.         Remedies and Injunctive Relief.

Each Party’s obligations under this Agreement are unique. If any Party should breach its covenants or agreements under this Agreement, the Parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-breaching Party or Parties, in addition to any other available rights or remedies they may have under the terms of this Agreement, may sue in equity for specific performance or to obtain an injunction or injunctions to prevent breaches of this Agreement. Each Party expressly waives the defense that a remedy in damages will be adequate.

7.         Severability.

The intention of the Parties is that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Agreement, which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions.

8.         Representations of the Seller Parties; Advice of Counsel.

(a)         Each Seller Party represents, warrants and covenants that: (i) such Seller Party has the full right, authority and capacity to enter into this Agreement and perform such Seller Party’s obligations hereunder, and (ii) the execution and delivery of this Agreement shall not result in any breach or violation of, or a default under, any existing obligation, commitment or agreement to which such Seller Party is subject.

(b)         Prior to execution of this Agreement, such Seller Party was advised by Buyer or one of its Affiliates of such Seller Party’s right to seek independent advice from an attorney of its or her own selection regarding this Agreement. Each Seller Party acknowledges that such Seller Party has entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel and has in fact consulted with counsel. Each Seller Party further represents that she or it agrees to all the terms and conditions in this Agreement. Each Seller Party further represents that in entering into this Agreement, such Seller Party is not relying on any statements or representations made by Buyer or any of its Affiliates’ directors, officers, employees or agents which are not expressly set forth herein, and that such Seller Party is relying only upon such Seller Party’s own judgment and any advice provided by such Seller Party’s attorney.

(c)         Each Seller Party understands and agrees that Buyer or any of its Affiliates may enforce this Agreement notwithstanding the presence of any other disputes between such Seller Party and Buyer or any of its Affiliates.

9.         Assignment.

(a)         This Agreement is personal to each Seller Party and without the prior written consent of Buyer shall not be assignable by any Seller Party, and any assignment in violation of this Agreement shall be null and void ab initio. For the avoidance of doubt, Buyer may assign its rights, obligations, and interests hereunder to any Affiliate of Buyer or to the acquirer of the business or all or substantially all of the assets of Buyer or its Subsidiaries, whether by merger, stock sale, asset sale, or otherwise, in either case, without any Seller Party’s consent.

(b)         This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and permitted assigns.

(c)         Each Seller Party acknowledges and agrees that all of its or her covenants and obligations to Buyer or any of its Affiliates, as well as the rights of Buyer or any of its Affiliates hereunder, shall run in favor of and shall be enforceable by Buyer or any of its Affiliates and any successor or assign to all or substantially all of Buyer’s or any of its Subsidiaries’ business or assets.

10.         Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)         This Agreement, and all claims or causes of action (whether at Law, in Contract or in tort) that may be based upon, arise out of or are related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles (whether of the State of Delaware or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Delaware).

(b)         Any Actions arising out of or relating to this Agreement shall be heard and determined by the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, in any federal court within the State of Delaware and any federal appellate court therefrom) (together, the “Delaware Courts”). Each of the Parties hereby irrevocably and unconditionally: (i) submit to the exclusive jurisdiction of the Delaware Courts, for the purpose of any Action arising out of or relating to this Agreement brought by any Party; (ii) agree not to commence any such Action except in the Delaware Courts; (iii) agree that any claim in respect of any such Action may be heard and determined in any Delaware Court; (iv) waive, and agree not to assert, to the fullest extent it may legally and effectively do so, any objection or defense that it may now or hereafter have to the laying of venue of any such Action in any Delaware Court; (v) waive, and agree not to assert, to the fullest extent it may legally and effectively do so, any objection or defense that it is not subject to such jurisdiction or that such Action may not be brought, is not maintainable in or may not be enforced in or by the Delaware Courts; and (vi) waive, and agree not to assert, to the fullest extent it may legally and effectively do so, any objection or defense of an inconvenient forum to the maintenance of such Action in any Delaware Court. Each of the Parties agrees that a final order or final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably and unconditionally consents to service of process in the manners provided for notices in Section 14; provided, that nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Law.

(c)         Each Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation, directly or indirectly, arising out of or relating to this Agreement. Each Party acknowledges and agrees that: (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) such Party understands and has considered the implications of this waiver; (iii) such Party makes this waiver voluntarily; and (iv) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10(c).

(d)         Each Party irrevocably and unconditionally consents to service of process in person or by certified or by nationally recognized overnight courier to its respective notice address set forth in Section 14, which shall constitute valid in person service upon such Party and its successors and assigns in any proceeding commenced pursuant to this Section 10; provided, that, notwithstanding the foregoing, nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Law. Each Party acknowledges and agrees that: (i) this is a commercial transaction; (ii) the foregoing provisions for service of process and waiver of jury trial have been read, understood and voluntarily agreed to by such Party; and (iii) each Party is hereby waiving important legal rights.

11.         Miscellaneous.

(a)         Section 8.2 (Headings), Section 8.3 (Interpretation) and Section 8.13 (Counterparts) of the Purchase Agreement shall apply mutatis mutandis to this Agreement as if set forth in full herein.

(b)         The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c)         Each Party shall bear its own costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with any dispute arising out of or relating to this Agreement.

12.         Amendment; No Waiver.

Subject to compliance with applicable Law, any provision hereof may be amended, modified, terminated or supplemented and the observance of any provision hereof may be waived (either generally or in a particular instance, and either retroactively or prospectively) by a writing signed by Buyer and Seller or, in the case of any amendment, modification, termination or waiver of any of the covenants set forth in Section 2, Section 3 or Section 4 with respect to a Seller Party, Buyer and such Seller Party. Any amendment, modification, termination, supplement or waiver effected in accordance with this Section 12 shall be binding upon each of the Parties. No waivers of, or exceptions to, any term, condition or provision of this Agreement, in any one or more instances, shall be construed as a further or continuing waiver of, or exception to, any such term, condition or provision.

13.         Entire Agreement.

This Agreement (together with the Purchase Agreement and the other Ancillary Agreements) constitutes the entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior representations, warranties, agreements and undertakings, both written and oral, among the Parties or between any of them, with respect to the subject matter hereof and thereof; provided, that nothing in this Agreement shall be deemed to supersede or preempt any provisions of the Purchase Agreement, any Ancillary Agreement or any other agreement between a Seller Party, on the one hand, and Buyer or its Subsidiaries, on the other hand, that contains restrictive covenants.

14.         Notices.

All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a .pdf or other electronic transmission document (with confirmation of transmission); or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 14):

If to Buyer:

Laird Superfood, Inc.

5303 Spine Road, Suite 204

Boulder, CO 80301

Attention: Jason Vieth

Email: jvieth@lairdsuperfood.com

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

2029 Century Park East, Suite 2000

Los Angeles, CA 90067

Attention: Bianca Levin-Soler and James Langston

Email: BLevin-Soler@paulweiss.com and jlangston@paulweiss.com

If to Seller:

Superfoods Seller LLC

900 Wickwood Ct.

Fort Worth, TX 76131

Attention: Dennis J. Botts, Manager

Email: dennisbotts.advisory@gmail.com

with a copy to (which shall not constitute notice):

Steptoe LLP

633 West Fifth Street, Suite 1900

Los Angeles, CA 90071

Attention: Jeffrey Weiner and Danielle Fern

Email: jweiner@steptoe.com and dfern@steptoe.com

If to any Seller Member: to the address set forth on such Seller Member’s signature page hereto with a copy to (which shall not constitute notice):

Steptoe LLP

633 West Fifth Street, Suite 1900

Los Angeles, CA 90071

Attention: Jeffrey Weiner and Danielle Fern

Email: jweiner@steptoe.com and dfern@steptoe.com

[Signature page follows.]

IN WITNESS WHEREOF

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

BUYER:

LAIRD SUPERFOOD, INC.

By:         ________________________________

Name:         Jason Vieth

Title:         Chief Executive Officer

[Signature Page to Restrictive Covenant Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

SELLER:

SUPERFOODS SELLER LLC

By:         ________________________________

Name:         Dennis J. Botts

Title:         CEO

[Signature Page to Restrictive Covenant Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

SELLER MEMBER:

DENNIS J. BOTTS

By:         ________________________________

Name:         Dennis J. Botts

Address:

_______________________________

_______________________________

_______________________________

[Signature Page to Restrictive Covenant Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

SELLER MEMBER:

AMY J. BOTTS

By:         ________________________________

Name:         Amy J. Botts

Address:

_______________________________

_______________________________

_______________________________

[Signature Page to Restrictive Covenant Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

SELLER MEMBER:

JERRY W. COLLINS

By:         ________________________________

Name:         Jerry W. Collins

Address:

_______________________________

_______________________________

_______________________________

[Signature Page to Restrictive Covenant Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

SELLER MEMBER:

MARK K. MILLER

By:         ________________________________

Name:         Mark K. Miller

Address:

2003 Wood Thrush Court

Westlake, Texas 76262

[Signature Page to Restrictive Covenant Agreement]

Schedule A

[OMITTED]

Schedule B

[OMITTED]